UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Motorola, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously announced pursuant to a press release filed on Form 8-K with the Securities and Exchange Commission on March 21, 2007, and as amended on March 27, 2007, Thomas J. Meredith was appointed acting Chief Financial Officer of Motorola, effective April 1, 2007. Mr. Meredith has served on Motorola’s Board of Directors since January 2005 and has been nominated for re-election by the Board of Directors at Motorola’s 2007 Annual Meeting of Stockholders.

Effective April 1, 2007, in light of Mr. Meredith’s new role as acting Chief Financial Officer, he is no longer considered to be independent within the meaning of the Motorola, Inc. Director Independence Guidelines or the New York Stock Exchange listing standards. Mr. Meredith has resigned as a member of the Audit and Legal Committee.

Mr. Meredith’s biography set forth in Motorola’s proxy statement dated March 14, 2007 under the heading “Nominees – Who are the Nominees?”, is hereby amended to refer to Mr. Meredith’s role as acting Chief Financial Officer. In addition, the description of Mr. Meredith as being independent set forth under “Corporate Governance Matters – Which Directors are Independent?” is amended to indicate that, beginning April 1, 2007, Mr. Meredith is no longer considered independent.